Oracle Buys Responsys Creates the World’s Largest Modern Marketing Cloud by Adding Leading B2C Marketing Orchestration Platform December 20, 2013 Exhibit 99.2

Copyright © 2013, Oracle and/or its affiliates. All rights reserved. 2
Cautionary Statement Regarding Forward-Looking Statements
Additional Information about the Acquisition and Where to Find It
www.sec.gov.
This document contains certain forward-looking statements about Oracle and Responsys, including statements that involve risks and uncertainties concerning Oracle's proposed acquisition of Responsys, anticipated customer benefits and general business outlook.  When used in this document, the words "anticipates", “can", “will”, "look forward to", "expected" and similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements.
Any such statement may be influenced by a variety of factors, many of which are beyond the control of Oracle or Responsys, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this document due to a number of risks and uncertainties. Potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the anticipated synergies of the combined companies may not be achieved after closing, the combined operations may not be successfully integrated in a timely manner, if at all, general economic conditions in regions in which either company does business, and the possibility that Oracle or Responsys may be adversely affected by other economic, business, and/or competitive factors.  Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or Responsys.
In addition, please refer to the documents that Oracle and Responsys, respectively, file with the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q
and 8-K. These filings identify and address other important factors that could cause Oracle’s and Responsys’ respective operational and other results to differ materially from those contained in the forward-looking statements set forth in this document. You are cautioned to not place undue reliance on forward-looking statements, which speak only as of the date of this document . Neither Oracle nor Responsys is under any duty to update any of the information in this document .
Oracle is currently reviewing the existing Responsys product roadmap and will be providing guidance to customers in accordance with Oracle's standard product communication policies. Any resulting features and timing of release of such features as determined by Oracle's review of Responsys’ product roadmap are at the sole discretion of Oracle.  All product roadmap information, whether communicated by Responsys or by Oracle, does not represent a commitment to deliver any material, code, or functionality, and should not be relied upon in making purchasing decision. It is intended for information purposes only, and may not be incorporated into any contract.
In connection with the proposed acquisition, Oracle will commence a tender offer for the outstanding shares of Responsys. The tender offer has not yet commenced.  This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Responsys, nor is it a substitute for the tender offer materials that Oracle and its acquisition subsidiary will file with the SEC upon commencement of the tender offer.  At the time the tender is commenced, Oracle and its acquisition subsidiary will file tender offer materials on Schedule TO, and Responsys will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the
Solicitation/Recommendation Statement will contain important information.  Holders of shares of Responsys are urged to read these documents when they become available because they will contain important information that holders of Responsys securities should consider before making any decision regarding tendering their securities.  The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Responsys at no expense to them.  The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at
In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Oracle and Responsys file annual, quarterly and special reports and other information with the SEC.  You may read and copy any reports or other information filed by Oracle or
Responsys at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room.  Oracle’s and Responsys’ filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Copyright © 2013, Oracle and/or its affiliates. All rights reserved. 3
What We Are Announcing
• Oracle buys Responsys
• About Responsys
• Combination enables companies in any industry to drive exceptional customer experiences across marketing interactions and throughout the customer lifecycle
•
With Repsonsys, the Oracle Marketing Cloud now provides leading business to consumer (B2C), business to business
(B2B), content and social marketing capabilities on a single platform, supporting any industry or business model
•
Extends Oracle’s Customer Experience Cloud which includes Commerce, Sales, Service, Social and the Oracle
Marketing Cloud, to enable exceptional experience from the first customer touch point through customer advocacy
•
Creates the world’s largest Modern Marketing Cloud by adding leading B2C marketing orchestration platform
•
Transaction is expected to close in the first half of 2014
•
Responsys is the leading provider of enterprise-scale cloud-based B2C marketing software to manage and orchestrate interactions with consumers across email, mobile, social, display and the web – driving more revenue and improving the customer experience at every interaction
•
Headquartered in San Bruno, CA with over 1,000 employees with deep industry expertise in B2C marketing
•
Responsys has over 450 customers and includes the most reputable brands in the world such as LEGO, LinkedIn,
Nordstrom, Southwest Airlines, United Healthcare

Copyright © 2013, Oracle and/or its affiliates. All rights reserved. 4
Marketing Has a Greater Responsibility for the
Customer Experience than Ever Before
Marketing Influence Sales Influence
1994
Marketing Driven Customer Experience for B2C
Organizational Support
2014
* Source: McKinsey & Company Marketing 2014 Predications
“As companies become ever more responsive to and informed by their customers, their range of interactions will continue to expand. Those customer interactions hit many different parts of the organization…and need to be integrated into consistent customer journeys. That’s where marketing comes in.”
Brand
Advertising
Lead
Generation
Product
Education
Commerce
& Sales
Product
Experience
Service &
Support Loyalty
Brand
Advertising
Lead
Generation
Product
Education
Commerce
& Sales
Product
Experience
Service &
Support Loyalty

Copyright © 2013, Oracle and/or its affiliates. All rights reserved. 5
Orchestrating the Customer Experience Across
Touch Points has Become More Complex
MORE CHANNELS
•
Interactions need to take place in more places,
across email, web, mobile, social, display and
commerce
MORE ORCHESTRATION
•
Consumers move seamlessly between channels
and devices over time
•
Better coordination across marketing touch points
needed to deliver relevant interactions in real time
MORE BUSINESS MODELS
•
Business to business and business to consumer
companies have unique challenges and ultimately
require unique solutions

Copyright © 2013, Oracle and/or its affiliates. All rights reserved. 6
Only the Oracle Cloud Can Deliver Complete
Customer Experiences for both B2B and B2C
Foundational Tools
Oracle
Commerce
Cloud
Oracle Sales
Cloud
Oracle Service
Cloud
Oracle Marketing
Cloud
Oracle Social
Cloud
* Pending
*
Mobile
Social
In Store
Field Service
Direct
Sales
Channel
Sales
Web
Contact
Center
Email
Display
Oracle Cloud
Infrastructure and
Platform Services
Oracle Mobile, Portal
and Content Tools
Oracle MDM, BI and
Decisioning Tools
Oracle Integration and
BPM/SOA Tools

Copyright © 2013, Oracle and/or its affiliates. All rights reserved. 7
What Marketers Need for B2C Use Cases
A platform that can orchestrate consumer experiences over time, across channels and systems, and at scale
>50%
of customer experiences
happen during a multi-event,
multi-channel journey.*
Only
38%
of marketers agree that their
company has a single view of
customer interactions across
touch points and over time.**
* Source: McKinsey & Company, Customer Journey Transformation Webinar, 2013
**Source: The CMO and CIO Must Accelerate on Their Path to Better Collaboration, Forrester  Research, Inc, October 31, 2013

Copyright © 2013, Oracle and/or its affiliates. All rights reserved. 8
Responsys Enables an Orchestrated Experience
Drives relevant interactions that unfold over time, across channels, and react in real-time to individual consumer behavior, at B2C scale

Copyright © 2013, Oracle and/or its affiliates. All rights reserved. 9
Responsys is the Leading B2C Marketing
Orchestration Platform
PROFILE
• Create rich customer profiles with data that spans
demographics, behavior, and cross-channel preferences
PROGRAM
• Design customer experiences that unfold over time,
across channels, and that react to individual preferences
and behavior.  All with a drag and drop UI
CAMPAIGN
• Design, build, test, and execute digital campaigns across
email, mobile, display, social, and the web

Copyright © 2013, Oracle and/or its affiliates. All rights reserved. 10 Responsys Customers Include Leading Consumer Marketing Brands * Customer Information and Logos Provided by Responsys.

Copyright © 2013, Oracle and/or its affiliates. All rights reserved. 11
* Customer Information and Logos Provided by Responsys
COMPANY OVERVIEW:
•
MetLife, Inc. is a leading global provider of insurance,
annuities and employee benefit programs, serving 90 million
customers
CHALLENGE:
• MetLife’s traditional business model relied on insurance agents to coordinate the complex quoting and application process.
But in the digital age, they needed a way to replicate their customer experience across email, mobile, and web interactions.
BENEFITS:
• With Responsys, MetLife created an orchestrated solution that automatically drove applicants from quote to payment using
email, SMS, and display.  In doing so, they increased their net promoter score significantly, an indication of customer
satisfaction, to more than double the industry average.
Responsys Customer Success Story
MetLife delivers personalized experiences at massive scale

12
Copyright © 2013, Oracle and/or its affiliates. All rights reserved.
Orchestration In Action
Delivering a personalized experience, unfolding in real-time across channels
Upon starting a quote,
applicants are prompted
to opt-in to additional
channels
Applicants who have dis-
engaged with the process can
be reminded with targeted
display advertisements
Applicants who are missing
paperwork are notified
automatically through either
email or SMS message
Policy approval and the
transition to the purchase
process can take place via
mobile or email channels

Copyright © 2013, Oracle and/or its affiliates. All rights reserved. 13
Combination Creates the Largest Modern Marketing
Cloud in the World
The most advanced marketing solutions created to orchestrate customer experiences for any company, in any industry, at any scale
Social
Listening
Social
Marketing
Commerce Email Display
Direct
Sales
Channel
Sales
Mobile Web
Across Industries
Universal Customer Profile
Content Marketing
Retail Travel High Tech Pharmaceuticals Manufacturing Financial Services Entertainment Non-for-profit Communications
Search
*
* Pending
Consumer Marketing Orchestration (B2C)
Business Marketing Orchestration (B2B)